Exhibit 99.1

AeroVironment Announces Fiscal 2025 Third Quarter Results

ARLINGTON, VA, March 4, 2025 — AeroVironment, Inc. (“AeroVironment” or the “Company”) reported today financial results for the fiscal third quarter ended January 25, 2025.

Third Quarter Highlights:

●	Record funded backlog of $763.5 million as of January 25, 2025
●	Third quarter revenue of $167.6 million down 10% year-over-year
●	Third quarter net loss of $(1.8) million and non-GAAP adjusted EBITDA of $21.8 million

“We faced a number of short-term challenges in the third quarter, including the unprecedented high winds and fires in Southern California, which impacted our ability to meet our goals," said Wahid Nawabi, AeroVironment chairman, president and chief executive officer. "Nevertheless, we made significant progress towards executing our long-term growth strategy and building resiliency for the future.

“This quarter, we booked record Switchblade and Jump-20 orders, which helped expand our backlog to a record $764 million. We also announced our new Utah manufacturing facility, which will more than double our Switchblade capacity and provide resiliency against regional weather events. Finally, we made significant progress towards completing our BlueHalo acquisition, which we now expect to close in the second quarter of calendar year 2025. While this has been a transition year pivoting away from Ukraine demand, we still expect a strong fiscal year 2025 including record fourth quarter revenue.”

FISCAL 2025 THIRD QUARTER RESULTS

Revenue for the third quarter of fiscal 2025 was $167.6 million, a decrease of 10% as compared to $186.6 million for the third quarter of fiscal 2024, reflecting lower product sales and service revenue of $16.2 million and $2.8 million, respectively. From a segment standpoint, the year-over-year decrease was due to a revenue decrease in UnCrewed Systems (“UxS”) of 44%, partially offset by revenue increases in Loitering Munitions Systems (“LMS”) of 46% and MacCready Works (“MW”) of 28%. The January 2025 Southern California high winds, fires and resulting blackouts and shutdowns negatively impacted revenue for the three months ended January 25, 2025.

Gross margin for the third quarter of fiscal 2025 was $63.2 million, a decrease of 6% as compared to $67.3 million for the third quarter of fiscal 2024, reflecting lower service gross margin of $6.4 million, partially offset by higher product margin of $2.3 million. As a percentage of revenue, gross margin increased to 38% from 36%, primarily due to increases in LMS product margins driven by favorable contract definitizations in Q2 and increased LMS sales volume, partially offset by lower service margins driven by lower volumes.

Loss from operations for the third quarter of fiscal 2025 was $(3.1) million as compared to income from operations of $14.3 million for the third quarter of last fiscal year. The decrease year-over-year was primarily due to an increase in selling, general and administrative (“SG&A”) expense of $16.0 million, which includes an increase of $10.1 million of acquisition related expenses resulting from our expected acquisition of BlueHalo, and a decrease in gross margin of $4.1 million, partially offset by a decrease in research and development (“R&D”) expense of $2.6 million.

Other income, net, for the third quarter of fiscal 2025 was $0.7 million, as compared to $0.9 million for the third quarter of last fiscal year.

Benefit from income taxes for the third quarter of fiscal 2025 was $(0.6) million, as compared to provision for income taxes of $1.3 million for the third quarter of last fiscal year.

Net loss for the third quarter of fiscal 2025 was $(1.8) million, or $(0.06) per diluted share, as compared to net income of $13.9 million, or $0.50 per diluted share, in the prior-year period, respectively.

Non-GAAP adjusted EBITDA for the third quarter of fiscal 2025 was $21.8 million and non-GAAP earnings per diluted share were $0.30, as compared to $28.8 million and $0.63, respectively, for the third quarter of fiscal 2024.

BACKLOG

As of January 25, 2025, funded backlog (defined as remaining performance obligations under firm orders for which funding is currently appropriated to us under a customer contract) was $763.5 million, as compared to $400.2 million as of April 30, 2024. The Department of the Army issued a stop-work order on certain existing U.S. government contracts, previously awarded to the Company for foreign military sales funded by the U.S. government via foreign military financing. As of January 25, 2025, funded backlog included approximately $13 million impacted by the stop-work orders.

FISCAL 2025 — OUTLOOK FOR THE FULL YEAR

For fiscal year 2025, the Company now expects revenue of between $780 million and $795 million, non-GAAP adjusted EBITDA of between $135 million and $142 million, and non-GAAP earnings per diluted share of between $2.92 and $3.13.

This guidance does not include the forecasted financial results associated with the anticipated acquisition of BlueHalo or certain acquisition related expenses which are contingent upon the consummation of the acquisition. The Company cannot provide a reconciliation to GAAP net income or earnings per diluted share without unreasonable efforts due to the inherent difficulty of forecasting the timing and/or amount of the acquisition related expenses that have not yet occurred (and have been excluded from the adjusted measures). Acquisition related expenses for the fiscal year ending April 30, 2025, which are expected to be significant, will be materially impacted by the timing of the close of the acquisition and, amongst other factors, shareholder approval, and required regulatory approvals, which are, in part, outside the control of the Company. As the Company cannot predict the amount or timing of acquisition related expenses with a reasonable degree of accuracy, the Company believes such reconciliation could imply a degree of precision that might be confusing or misleading to investors.

The foregoing estimates are forward-looking and reflect management’s view of current and future market conditions, subject to certain risks and uncertainties, including certain assumptions with respect to our ability to efficiently and on a timely basis integrate acquisitions, obtain and retain government contracts, changes in the timing and/or amount of government spending, react to changes in the demand for our products and services, activities of competitors, changes in the regulatory environment, and general economic and business conditions in the United States and elsewhere in the world. Investors are reminded that actual results may differ materially from these estimates and investors should review all risks related to achievement of the guidance reflected under “forward-looking statements” below and in the Company’s filings with the Securities and Exchange Commission.

CONFERENCE CALL AND PRESENTATION

In conjunction with this release, AeroVironment, Inc. will host a conference call today, Tuesday, March 4, 2025, at 4:30 pm Eastern Time that will be webcast live. Wahid Nawabi, chairman, president and chief executive officer, Kevin P. McDonnell, senior vice president and chief financial officer and Jonah Teeter-Balin, vice president corporate development and investor relations, will host the call.

Investors may access the call by registering via the following participant registration link up to ten minutes prior to the start time.

Participant registration URL: https://register.vevent.com/register/BI5a6b84e35f7041e2b634fef5df40345a

Investors may also listen to the live audio webcast via the Investor Relations page of the AeroVironment, Inc. website, http://investor.avinc.com. Please allow 15 minutes prior to the call to download and install any necessary audio software.

A supplementary investor presentation for the third quarter fiscal year 2025 can be accessed at https://investor.avinc.com/events-and-presentations.

Audio Replay

An audio replay of the event will be archived on the Investor Relations section of the Company's website at http://investor.avinc.com.

ABOUT AEROVIRONMENT, INC.

AeroVironment (NASDAQ: AVAV) provides technology solutions at the intersection of robotics, sensors, software analytics and connectivity that deliver more actionable intelligence so you can Proceed with Certainty. Headquartered in Virginia, AeroVironment is a global leader in intelligent, multi-domain robotic systems, and serves defense, government and commercial customers. For more information, visit www.avinc.com.

FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “will,” “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” or words or phrases with similar meaning. Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements.

Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the impact of our ability to successfully close and integrate acquisitions into our operations and avoid disruptions from acquisition transactions that will harm our business; the recording of goodwill and other intangible assets as part of acquisitions that are subject to potential impairments in the future and any realization of such impairments; any actual or threatened disruptions to our relationships with our distributors, suppliers, customers and employees, including shortages in components for our products, including due to restrictions and sanctions imposed by foreign governments; the ability to timely and sufficiently integrate international operations into our ongoing business and compliance programs; reliance on sales to the U.S. government, including uncertainties in classification, pricing or potentially burdensome imposed terms for certain types of government contracts; availability of U.S. government funding for defense procurement and R&D programs; our ability to win U.S. and international government R&D and procurement programs, including foreign military financing aid; changes in the timing and/or amount of government spending, including due to continuing resolutions; adverse impacts of a U.S. government shutdown; our ability to consummate the acquisition of BlueHalo and realize the anticipated benefits of the transaction; our reliance on limited relationships to fund our development of HAPS UAS; our ability to execute contracts for anticipated sales, perform under such contracts and other existing contracts and obtain new contracts; risks related to our international business, including compliance with export control laws; the extensive and increasing regulatory requirements governing our contracts with the U.S. government and international customers; the consequences to our financial position, business and reputation that could result from failing to comply with such regulatory requirements; unexpected technical and marketing difficulties inherent in major research and product development efforts; the impact of potential security and cyber threats or the risk of unauthorized access to and resulting misuse of our, our customers’ and/or our suppliers’ information and systems; failure to remain a market innovator, to create new market opportunities or to expand into new markets; our ability to increase production capacity to support anticipated growth; unexpected changes in significant operating expenses, including components and raw materials; failure to develop new products or integrate new technology into current products; any increase in litigation activity or unfavorable results in legal proceedings, including pending class actions; or litigation that may arise from our pending acquisition of BlueHalo; our ability to execute a lease for our new Salt Lake City, Utah facility; our ability to respond and adapt to legal, regulatory and government budgetary changes; our ability to comply with the covenants in our loan documents; and our merger agreement with BlueHalo; our ability to attract and retain skilled employees, including retention of BlueHalo employees post-acquisition; the impact of inflation; and general economic and business conditions in the United States and elsewhere in the world; and the failure to establish and maintain effective internal control over financial reporting. For a further list and description of such risks and uncertainties, see the reports we file with the Securities and Exchange Commission. We do not intend, and undertake no obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This press release references the proposed transaction between the Company and BlueHalo. In connection with the proposed transaction, the Company has filed with the SEC a registration statement on Form S-4, which includes a proxy statement and a prospectus, to register the shares of the Company stock that will be issued to BlueHalo’s equityholders, which became effective February 12, 2025 and has been mailed to Company stockholders as of the applicable record date (the “Proxy and Registration Statement”), as well as other relevant documents regarding the proposed transaction. INVESTORS ARE URGED TO READ IN THEIR ENTIRETY THE PROXY AND REGISTRATION STATEMENT REGARDING THE TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

A free copy of the Proxy and Registration Statement, as well as other filings containing information about the Company, may be obtained at the SEC’s website (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from the Company at https://investor.avinc.com/ or by emailing ir@avinc.com.

PARTICIPANTS IN THE SOLICITATION

The Company and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from its respective stockholders in respect of the proposed transactions contemplated by the Proxy and Registration Statement. Information regarding the persons who are, under the rules of the SEC, participants in the solicitation of the stockholders of the Company in connection with the proposed transactions, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the Proxy and Registration Statement when it is filed with the SEC. Information regarding the Company’s directors and executive officers is contained in its Annual Report on Form 10-K for the year ended April 30, 2024 and its Proxy Statement on Schedule 14A, dated August 12, 2024, which are filed with the SEC.

NO OFFER OR SOLICITATION

This press release is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

NON-GAAP MEASURES

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release also contains non-GAAP financial measures. See in the financial tables below the calculation of these measures, the reasons why we believe these measures provide useful information to investors, and a reconciliation of these measures to the most directly comparable GAAP measures.

– Financial Tables Follow –

AeroVironment, Inc.

Consolidated Statements of Operations

(In thousands except share and per share data)

	Three Months Ended		Nine Months Ended
	January 25,	January 27,	January 25,	January 27,
	2025	2024	2025	2024

	(Unaudited)		(Unaudited)
Revenue:
Product sales	$139,753	$155,923	$450,488	$421,173
Contract services	27,883	30,655	95,089	98,568
	167,636	186,578	545,577	519,741
Cost of sales:
Product sales	81,001	99,486	253,572	240,126
Contract services	23,436	19,805	73,701	71,318
	104,437	119,291	327,273	311,444
Gross margin:
Product sales	58,752	56,437	196,916	181,047
Contract services	4,447	10,850	21,388	27,250
	63,199	67,287	218,304	208,297
Selling, general and administrative	43,788	27,826	115,499	79,800
Research and development	22,498	25,127	75,827	62,618
(Loss) income from operations	(3,087)	14,334	26,978	65,879
Other income (loss):
Interest expense, net	(248)	(114)	(1,177)	(4,072)
Other income (expense), net	976	1,004	758	(2,983)
(Loss) income before income taxes	(2,359)	15,224	26,559	58,824
(Benefit from) provision for income taxes	(605)	1,259	659	3,710
Equity method investment income (loss), net of tax	—	(80)	1,055	(1,494)
Net (loss) income	(1,754)	13,885	26,955	53,620
Net (loss) income per share
Basic	$(0.06)	$0.50	$0.96	$1.99
Diluted	$(0.06)	$0.50	$0.96	$1.98
Weighted-average shares outstanding:
Basic	28,031,901	27,907,568	28,001,089	26,957,061
Diluted	28,031,901	28,044,127	28,171,089	27,061,409

AeroVironment, Inc.

Consolidated Balance Sheets

(In thousands except share data)

	January 25,	April 30,
	2025	2024
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$47,000	$73,301
Accounts receivable, net of allowance for doubtful accounts of $94 at January 25, 2025 and $159 at April 30, 2024	81,231	70,305
Unbilled receivables and retentions	229,651	199,474
Inventories, net	147,973	150,168
Income taxes receivable	15,112	—
Prepaid expenses and other current assets	22,919	22,333
Total current assets	543,886	515,581
Long-term investments	25,522	20,960
Property and equipment, net	49,587	46,602
Operating lease right-of-use assets	31,696	30,033
Deferred income taxes	41,303	41,303
Intangibles, net	57,780	72,224
Goodwill	275,289	275,652
Other assets	23,080	13,505
Total assets	$1,048,143	$1,015,860
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$48,766	$48,298
Wages and related accruals	36,550	44,312
Customer advances	12,064	11,192
Current portion of long-term debt	—	10,000
Current operating lease liabilities	9,365	9,841
Income taxes payable	25	4,162
Other current liabilities	22,138	17,074
Total current liabilities	128,908	144,879
Long-term debt, net of current portion	25,000	17,092
Non-current operating lease liabilities	24,820	22,745
Other non-current liabilities	2,106	2,132
Liability for uncertain tax positions	5,603	5,603
Deferred income taxes	651	664
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value:
Authorized shares—10,000,000; none issued or outstanding at January 25, 2025 and April 30, 2024	—	—
Common stock, $0.0001 par value:
Authorized shares—100,000,000
Issued and outstanding shares—28,219,440 shares at January 25, 2025 and 28,134,438 shares at April 30, 2024	4	4
Additional paid-in capital	609,606	597,646
Accumulated other comprehensive loss	(6,197)	(5,592)
Retained earnings	257,642	230,687
Total stockholders’ equity	861,055	822,745
Total liabilities and stockholders’ equity	$1,048,143	$1,015,860

AeroVironment, Inc.

Consolidated Statements of Cash Flows

(In thousands)

	Nine Months Ended
	January 25,	January 27,
	2025	2024

	(Unaudited)
Operating activities
Net income	$26,955	$53,620
Adjustments to reconcile net income to cash (used in) provided by operating activities:
Depreciation and amortization	27,144	24,969
(Gain) loss from equity method investments	(1,055)	1,494
Amortization of debt issuance costs	1,121	638
Provision for doubtful accounts	(64)	(67)
Reserve for inventory excess and obsolescence	2,025	11,668
Other non-cash expense, net	1,810	783
Non-cash lease expense	7,379	6,923
(Gain) loss on foreign currency transactions	(22)	54
Unrealized (gain) loss on available-for-sale equity securities, net	(1,187)	2,712
Deferred income taxes	—	(1,604)
Stock-based compensation	15,518	12,425
Loss on disposal of property and equipment	201	115
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(11,095)	36,387
Unbilled receivables and retentions	(30,172)	(41,950)
Inventories	(1,167)	(31,901)
Income taxes receivable	(14,738)	(8,081)
Prepaid expenses and other assets	(9,314)	(15,896)
Accounts payable	(1,359)	(10,003)
Other liabilities	(13,034)	(15,321)
Net cash (used in) provided by operating activities	(1,054)	26,965
Investing activities
Acquisition of property and equipment	(14,292)	(13,901)
Contributions in equity method investments	(2,309)	(1,875)
Acquisition of intangibles	—	(1,500)
Business acquisitions, net of cash acquired	—	(24,156)
Net cash used in investing activities	(16,601)	(41,432)
Financing activities
Principal payments of term loan	(28,000)	(95,000)
Holdback and retention payments for business acquisition	(390)	(500)
Payment of contingent consideration	—	(2,132)
Proceeds from shares issued, net of issuance costs	—	88,437
Proceeds from revolving credit facility	25,000	—
Payment of debt issuance costs	(1,056)	(37)
Payment of equity issuance costs	(365)	—
Tax withholding payment related to net settlement of equity awards	(4,064)	(1,370)
Exercise of stock options	506	—
Other	(19)	(19)
Net cash used in financing activities	(8,388)	(10,621)
Effects of currency translation on cash and cash equivalents	(258)	(77)
Net decrease in cash and cash equivalents	(26,301)	(25,165)
Cash and cash equivalents at beginning of period	73,301	132,859
Cash and cash equivalents at end of period	$47,000	$107,694
Supplemental disclosures of cash flow information
Cash paid, net during the period for:
Income taxes	$19,342	$15,195
Interest	$1,196	$5,850
Non-cash activities
Issuance of common stock for business acquisition	$—	$109,820
Change in foreign currency translation adjustments	$(605)	$(436)
Acquisitions of property and equipment included in accounts payable	$1,608	$2,519

AeroVironment, Inc.

Reportable Segment Results (Unaudited)

(In thousands)

	Three Months Ended January 25, 2025
	UxS	LMS	MW	Total
Revenue:
Product sales	$57,848	$80,206	$1,699	$139,753
Contract services	5,902	3,735	18,246	27,883
	$63,750	$83,941	$19,945	$167,636

Segment adjusted gross margin	$29,418	$33,008	$4,476

	Three Months Ended January 27, 2024
	UxS	LMS	MW	Total
Revenue:
Product sales	$104,522	$51,338	$63	$155,923
Contract services	8,768	6,320	15,567	30,655
	$113,290	$57,658	$15,630	$186,578

Segment adjusted gross margin	$50,050	$17,980	$3,294

AeroVironment, Inc.

Reconciliation of non-GAAP Earnings per Diluted Share (Unaudited)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	January 25, 2025	January 27, 2024	January 25, 2025	January 27, 2024

(Loss) earnings per diluted share	$(0.06)	$0.50	$0.96	$1.98
Acquisition-related expenses	0.28	—	0.39	0.05
Amortization of acquired intangible assets	0.13	0.16	0.40	0.38
Equity method and equity securities investments activity, net	(0.05)	(0.03)	(0.08)	0.16
Earnings per diluted share as adjusted (non-GAAP)	$0.30	$0.63	$1.67	$2.57

Reconciliation of non-GAAP adjusted EBITDA (Unaudited)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
(in millions)	January 25, 2025	January 27, 2024	January 25, 2025	January 27, 2024
Net (loss) income	$(1.8)	$13.9	$27.0	$53.6
Interest expense, net	0.2	0.1	1.2	4.1
(Benefit for) provision for income taxes	(0.6)	1.3	0.7	3.7
Depreciation and amortization	9.4	9.6	27.1	25.0
EBITDA (non-GAAP)	7.2	24.9	56.0	86.4
Stock-based compensation	5.4	4.2	15.5	12.4
Equity method and equity securities investments activity, net	(1.5)	(0.7)	(2.2)	4.2
Amortization of cloud computing arrangement implementation	0.7	0.5	1.9	0.9
Acquisition-related expenses	10.0	(0.1)	13.7	1.7
Adjusted EBITDA (non-GAAP)	$21.8	$28.8	$84.9	$105.6

Statement Regarding Non-GAAP Measures

The non-GAAP measures set forth above should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measures, and may not be comparable to similarly titled measures reported by other companies. Management believes that these measures provide useful information to investors by offering additional ways of viewing our results that, when reconciled to the corresponding GAAP measures, help our investors to understand the long-term profitability trends of our business and compare our profitability to prior and future periods and to our peers. In addition, management uses these non-GAAP measures to evaluate our operating and financial performance.

Non-GAAP Earnings per Diluted Share

We exclude acquisition-related expenses, amortization of acquisition-related intangible assets, equity securities investments gains or losses, goodwill impairment and one-time non-operating items because we believe this facilitates more consistent comparisons of operating results over time between our newly acquired and existing businesses, and with our peer companies. We believe, however, that it is important for investors to understand that such intangible assets contribute to revenue generation and that intangible asset amortization will recur in future periods until such intangible assets have been fully amortized.

Adjusted EBITDA (Non-GAAP)

Adjusted EBITDA is defined as net income before interest income, interest expense, income tax expense (benefit) and depreciation and amortization, adjusted for the impact of certain other non-cash items, including amortization of implementation of cloud computing arrangements, stock-based compensation, acquisition related expenses, equity method investment gains or losses, equity securities investments gains or losses, goodwill impairment and one-time non-operating gains or losses. We present Adjusted EBITDA, which is not a recognized financial measure under U.S. GAAP, because we believe it is frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We believe this facilitates more consistent comparisons of operating results over time between our newly acquired and existing businesses, and with our peer companies. We believe, however, that it is important for investors to understand that such intangible assets contribute to revenue generation, intangible asset amortization will recur in future periods until such intangible assets have been fully amortized and that interest and income tax expenses will recur in future periods. In addition, Adjusted EBITDA may not be comparable to similarly titled measures used by other companies in our industry or across different industries.

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CONTACT

Jonah Teeter-Balin

+1 (805) 520-8350 x4278

https://investor.avinc.com/contact-and-faq/contact-us